                                                                    Exhibit 4.15

                             SATYAM INFOWAY LIMITED
                         2nd Floor, Tidel Park Taramani
                             Chennai 600 113, India

The Directors
CricInfo Limited
Hartham Park
Corsham
Wiltshire SN13 0RP
England


                                                                   17th May 2002


Dear Sirs,

AMENDMENT TO LOAN FACILITY & ARRANGEMENTS FOR FUTURE FINANCING

We, Satyam Infoway Limited ("SATYAM") refer to the letter between CricInfo Limited (the "COMPANY", together with Satyam , the "PARTIES") and Satyam dated March 13, 2002 regarding the Company's need for further finance and the proposed Additional Subscription (as defined in that letter). Terms and expressions used in this letter (the "AMENDMENT LETTER") which are defined in the subscription letter between us dated October 5, 2001 ("SUBSCRIPTION AGREEMENT") shall, where the context permits, have the same meaning herein as therein.

This letter, which when countersigned by yourselves will form a binding agreement between us, now records the following matters which have been agreed for good and valuable consideration to document the Additional Subscription:

1. The terms of the Subscription Agreement be and are hereby amended and restated in the manner set forth in the amended and restated Subscription Agreement set out in the Annexure hereto (the "AMENDED AND RESTATED SUBSCRIPTION AGREEMENT").

2. For the avoidance of doubt, the Company and Satyam (in its capacity as Loan Noteholder and Subscriber) confirm and agree that all amendments made to the terms of the Subscription Agreement and the Instrument shall apply equally to all Loan Notes issued prior to, on and subsequent to the date of this Amendment Letter.

3. Each of the Parties shall, immediately following execution of this Amendment Letter, execute and deliver:

     (i) two originals of the Amended and Restated Subscription Agreement in the form set out in the Annexure hereto; and

     (ii) an original of the Amended and Restated Warrant in the form set out in Schedule 6 to the Amended and Restated Subscription Agreement.


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

4. The Company shall, immediately following execution of this Amendment Letter, execute and deliver:

     (i) an original of the Amended and Restated Instrument in the form set out in Schedule 1 to the Amended and Restated Subscription Agreement; and

     (ii) an original executed loan note certificate substantially in the form set out in the First Schedule to the Amended and Restated Instrument issued by the Company to Satyam for a principal amount of [Pound Sterling335,000], representing the aggregate principal amount advanced by Satyam by instalments made between March __, 2002 and May __, 2002 in anticipation of the Additional Subscription being documented.

5. Satyam hereby confirms and undertakes for the benefit of each of Badrinarayan Seshadri, Alexander Balfour and Peter Griffiths (the "SHAREHOLDERS") that, to the extent that the undertakings given by each of the Shareholders in the form of Schedule 4B to the Subscription Agreement (the "4B UNDERTAKINGS") remain in force at the relevant time, it will release each of the Shareholders from their respective 4B Undertaking on the date of redemption or Conversion of all of the then outstanding Loan Notes in full.

For the purpose of Condition 9 of the Conditions (as defined in the Loan Notes) Satyam, as current holder of all of the outstanding Loan Notes, hereby consents to the proposed amendments to the Subscription Agreement, the Instrument and the Conditions. The amendment and restatement of the Subscription Agreement as contemplated by this Amendment Letter shall not constitute an Event of Default for the purposes of Condition 2.6.4.

This letter and the rights and obligations of the Parties under it shall be governed by and construed in accordance with the laws of England and the Parties submit to the exclusive jurisdiction of the English Courts.

Save for the rights expressly granted to the Shareholders under paragraph 5 above, a person who is not a party to this Amendment Letter shall not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

This Amendment Letter may be executed by the Parties in separate counterparts (including facsimile copies), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Please indicate your agreement to the terms of this Amendment Letter by signing and returning the duplicate letter herewith.

Yours faithfully



.............................................
For and on behalf of
SATYAM INFOWAY LIMITED


Accepted and agreed


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

.............................................
For and on behalf of
CRICINFO LIMITED
Date: .....................


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

                                    ANNEXURE
                  (Amended and Restated Subscription Agreement)

                             SATYAM INFOWAY LIMITED
                         2nd Floor, Tidel Park Taramani
                             Chennai 600 113, India

The Directors
CricInfo Limited
Hartham Park
Corsham
Wiltshire SN13 0RP
England


                                                                   ____ May 2002


Dear Sirs,

AMENDED AND RESTATED LOAN FACILITY & ARRANGEMENTS FOR FUTURE FINANCING

This letter ("LETTER") sets out the amended and restated terms upon which we, Satyam Infoway Limited (the "SUBSCRIBER"), are prepared to subscribe for Loan Notes to be issued by CricInfo Limited (the "BORROWER" or "COMPANY") in an aggregate principal amount (including all amounts previously subscribed under the original subscription agreement dated October 5, 2001 (the "SUBSCRIPTION AGREEMENT")) of up to Pound Sterling1,600,000 to meet the Company's short to medium term working capital needs.

The Subscriber and the Borrower hereby agree that this Letter amends and replaces the Subscription Agreement with effect from the date hereof.

1.    DRAWDOWN

1.1 Subject to fulfilment of the conditions precedent detailed in paragraph 2 below, and subject to paragraph 1.2, the Subscriber agrees to subscribe for Loan Notes in accordance with the terms and conditions set forth herein, in instalments (each an "INSTALMENT") to be made in such amounts and on such dates (each an "INSTALMENT FUNDING DATE") as may be agreed in writing from time to time by the Subscriber and the Borrower. An Instalment of Pound Sterling100,000.00 was drawn down automatically on each of 2 August, 2001 and 3 September 2001 (each an "INITIAL INSTALMENT"). On various dates commencing 25 September 2001 Instalments in an aggregate amount of Pound Sterling918,500 were drawn down under the Subscription Agreement (the "INTERIM INSTALMENTS") and Pound Sterling335,000 was drawn down under an agreement between the Subscriber and the Borrower dated 13 March 2002 for the advance of monies in anticipation of the Subscription Agreement being amended (the "ADDITIONAL SUBSCRIPTION AGREEMENT").

1.2 The Borrower must give written notice to the Subscriber of the amount requested to be drawn down at least ten business days (or such other period as the Subscriber and the Borrower may agree) prior to the relevant Instalment Funding Date (a "DRAWDOWN NOTICE"). The Subscriber shall, on each Instalment Funding Date, following receipt of the relevant Drawdown Notice (in terms consistent with the Business Plan or an agreement between the Subscriber and the Borrower in accordance with paragraph 1.1 above) and upon satisfaction of the conditions precedent detailed in paragraph 2 below, subscribe for Loan Notes in the amount to be subscribed on such Instalment Funding Date by telegraphically transferring the amount set forth in the applicable Drawdown Notice payable in pounds sterling (Pound Sterling) to the Borrower's account with Barclays Bank, 33-35 High Street, Grantham, Lincolnshire NG31 6PH, England A/C No. 20980994, Sort Code 20-34-60.

2.    CONDITIONS PRECEDENT

2.1 The obligations of the Subscriber to subscribe for any Loan Notes in accordance with paragraph 1 above shall be subject to the Subscriber receiving from the Borrower:

      (a)   a duly executed copy of this Letter;

      (b)   a duly executed copy of an instrument substantially in the form of
            Schedule 1 hereto (which includes and is subject to the conditions set out in the Second Schedule thereto) (the "INSTRUMENT");

      (c) duly executed loan note certificates in the form set out in the First Schedule to the Instrument (the "LOAN NOTES") issued by the Company to the Subscriber: (i) for a principal amount of Pound Sterling200,000.00, representing the aggregate principal amount of the Initial Instalments; (ii) for a principal amount of Pound Sterling918,500, representing aggregate principal amount of the Interim Instalments; and (iii) for a principal amount of Pound Sterling335,000, representing the principal amount drawn down under the Additional Subscription Agreement;

      (d) a certified copy of a written resolution of the board of the Company, signed by each of the directors, or a certified copy of the minutes of a meeting of the Board at which a resolution has been passed, in substantially the form of: (i) the resolution set out in
            Part I of Schedule 2; and (ii) the resolution set out in Part II of
            Schedule 2;

      (e)   an original of an irrevocable undertaking in the form set out in
            Schedule 4A from members of the Borrower holding between them not less than 26 per cent. of the Borrower's issued share capital (including each of Badrinarayan Seshadri, Alexander Balfour and Peter Griffiths);

      (f)   an original of an irrevocable undertaking in the form set out in
            Schedule 4B from each of Badrinarayan Seshadri, Alexander Balfour and Peter Griffiths;

      (g) a certified copy of all necessary consents and approvals (and for the purposes of the Shareholders Agreement (defined in paragraph 5(b) below) the Subscriber hereby consents to the issue and/or execution of the Loan Documents);

      (h) a copy of an audit report of the Company as at March 31, 2002 from PricewaterhouseCoopers, the Company's accountants; and

      (i) an original executed counterpart warrant in favour of the Subscriber in the form of Schedule 6 hereto (the "WARRANT").

      PROVIDED THAT with regard to items 2.1 (c)(i) & (ii), (d)(ii) and (e) to
      (h) only, any documents provided in the form dictated by paragraph 2.1 in the original Subscription

      Agreement (to the extent different from the above requirements) shall be sufficient to satisfy the relevant condition precedent.

      This Letter, the Instrument, the Loan Notes, the Warrant and any document delivered pursuant thereto or in connection therewith are collectively the "LOAN DOCUMENTS".

2.2 The Subscriber shall be under no obligation to subscribe for Loan Notes forming all or part of any Instalment (but without prejudice to its obligations in respect of any other Instalment):

      (a) unless the Subscriber has received: (i) at least ten business days prior to such Instalment Funding Date a duly completed Drawdown Notice; (ii) on or before the relevant Instalment Funding Date a Loan Note issued by the Company to the Subscriber in respect of the amount being subscribed by the Subscriber by it pursuant to the relevant Drawdown Notice; and

      (b) unless the Subscriber, in its discretion, is satisfied that at the time of the relevant Instalment Funding Date or at any other relevant time that: (i) implementation of the Business Plan by the Company remains, or in the reasonable opinion of the Subscriber, is likely to remain feasible; (ii) no Event of Default (as defined in the Loan Notes) has occurred, or in the reasonable opinion of the Subscriber, is likely to occur; (iii) there has been no material adverse change in the business, financial position or trading prospects of the Borrower since the date of this Letter or, in the reasonable opinion of the Subscriber, is expected; and (iv) the Company has taken all reasonable action to renegotiate the provisions of the Internet Rights Acquisition Agreement (the "PCB AGREEMENT") dated February 5, 2001 and made between the Company and Pakistan Cricket Board ("PCB") relating to the issue of shares by the Company to PCB with the objective of limiting the number of shares to be issued by the Company to PCB to 1,754 shares (or 1 per cent. of the Company's share capital as at the date of the PCB Agreement).

3.    EXPIRY

      The obligation of the Subscriber to subscribe for any Loan Notes shall be terminated upon the earlier to occur of (i) subscription by the Subscriber for Loan Notes with an aggregate principal amount of Pound
      Sterling1,600,000; or (ii) 5 October 2002.

4.    REPAYMENT; INTEREST

      The Borrower shall repay or purchase the Loan Notes and the Loan Notes shall bear interest all as set forth in the Loan Notes instrument.

5.    UNDERTAKINGS OF THE BORROWER

5.1 The Borrower hereby undertakes with the Subscriber (and the Subscriber shall at the Borrower's request do all such things as are reasonable and necessary and within its power to assist the Borrower with such undertakings) as follows:

      (a) as soon as practicable following the date of the original Subscription Agreement (and in any event not later than 9 October
            2001) to deliver to the Subscriber for approval a draft business plan for the Company (the "DRAFT") with the objective of increasing revenue and decreasing costs and expenses substantially. To the extent that the Subscriber disagrees with the Draft so delivered it shall notify the Borrower within 5 business days of receipt of the Draft giving details of its disagreement. When the Draft (amended as necessary to address any material disagreement of the Subscriber) has been approved in writing by the Subscriber (the "BUSINESS PLAN") it shall be adopted and implemented by the Company PROVIDED THAT any business plan provided by the Borrower in accordance with the original Subscription Agreement (in accordance with its terms) shall be sufficient to satisfy the undertaking to deliver a business plan in this paragraph 5.1(a);

      (b) it will not, at any time following the date of the original Subscription Agreement and prior to the adoption of the Business Plan, (i) incur any material expenditure other than expenditure of a recurring nature in the ordinary course of business; (ii) incur or agree to incur or assume any liability of more than Pound Sterling10,000; and (iii) take any action which would be inconsistent with the objective of increasing revenue and decreasing costs and expenses substantially, in each case without the agreement of a SIL Director (as defined in the shareholders' agreement between the Subscriber, the Borrower and others and dated July 28, 2000 (the "SHAREHOLDERS AGREEMENT"));

      (c) at all times following adoption of the Business Plan, to observe and comply with its terms save to the extent as may otherwise be agreed between the Borrower and the Subscriber;

      (d) to ensure that the Subscriber and its authorised representatives shall be allowed access at all reasonable times to examine the books and records of the Company and any of its subsidiaries to enable the Subscriber to determine whether the Conditions Precedent specified in paragraph 2 have been satisfied;

      (e) forthwith to notify the Subscriber of any material litigation, arbitration or administrative proceedings which have been brought or (to its knowledge) threatened against the Borrower;

      (f) as soon as it becomes aware of the same, to notify the Subscriber of any occurrence which could materially and adversely affect the ability of the Borrower to perform its obligations under this Letter;

      (g) not to grant any Security Interest (as defined in sub-paragraph 6.1(b) below) over any of its assets and will ensure that its obligations under this Letter at all times rank at least pari passu with all liabilities of the Borrower, save for any statutory preference applicable on the winding-up of the Borrower;

      (h) forthwith to notify the Subscriber of any fact or circumstance likely to constitute an Event of Default (as defined in the Loan Notes); and

      (i) to maintain at all times sufficient authorised but unissued share capital to comply in full with its obligations under the Loan Notes.

6.    WARRANTIES

6.1   The Borrower warrants to the Subscriber that:

      (a) the Borrower has full power, authority and legal right and has taken all necessary corporate actions and obtained all necessary consents and statutory approvals in order to borrow money on the terms of this Letter and the Instrument and to perform its obligations under the Loan Documents and this Letter and each of the Loan Documents constitute the legal, valid and enforceable obligations of the Borrower in accordance with their respective terms;

      (b) the Borrower has not created or allowed to exist any mortgage, charge, pledge, assignment by way of security, hypothecation, lien or other encumbrance or security interest (each a "SECURITY INTEREST") over any of its assets and there are no such Security Interests currently in existence;

      (c) neither the borrowing under the Instrument nor the performance by the Borrower of its obligations under this Letter or under any of the Loan Documents will conflict with any obligation applicable to the Borrower;

      (d) save for an employment tribunal being brought by Simon King against the Borrower and the threat of an action by PCB for breach of contract with regard to the PCB Agreement, there are no current, pending or (to the best of the knowledge and belief of the Borrower) threatened actions or proceedings before any court, arbitrator, administrative tribunal or governmental authority which might materially and adversely affect the business, assets or condition (financial or otherwise) or operations of the Borrower or its ability to perform its obligations under this Letter;

      (e) as at July 31, 2001 the Borrower's requirement to discharge liabilities on its balance sheet at that date did not exceed Pound Sterling400,000;

      (f) save for the liabilities of the Borrower disclosed to the Subscriber in the financial statements of the Company as at July 31, 2001, the Borrower did not have any liabilities or indebtedness (including, but not limited to, all and any bank indebtedness, lease obligations, hire purchase agreements (however expensed), guarantees and indemnities) at that date;

      (g) save for the PCB Agreement (as defined in paragraph 2.2(b) above), the TNQ Agreement (as defined in the Warrant), the Loan Notes and the Warrant, there are no agreements, arrangements or other commitments of the Company to issue shares or grant any interest or other right over any shares of the Company; and

      (h) the Company owns or has a valid licence to use any computer software which it uses in its business and the Company is not in breach of the terms of any computer software licence with third parties.

      The warranties at sub-paragraphs 6.1(a) to 6.1(d) and 6.1(h) shall be repeated daily with reference to the facts and circumstances at the time of repetition until all monies due under Loan Notes have been discharged and/or paid in full and the Borrower hereby covenants that such warranties shall be true, correct and accurate when so repeated by reference to the facts existing at that time.

6.2 If the warranty at sub-paragraph 6.1(f) is not correct then, without prejudice to any other right or remedy of the Subscriber, the value of "V" used to determine the Issue Price (as defined in the Loan Notes) shall be re-calculated in accordance with the following formula:

                       V(1) = Pound Sterling320,000 -- D

      where, "V(1)" represents the adjusted value to be substituted for "V" used to determine the Issue Price; and "D" represents an amount equal to the aggregate amount of liabilities and indebtedness (including, but not limited to, all and any bank indebtedness, lease obligations, hire purchase agreements (however expensed), guarantees and indemnities) which were not disclosed in the financial statements of the Company as at March 31, 2002.

7.    SUBSCRIBER'S RIGHTS

      Until the later to occur of (i) redemption or Conversion (as defined in the Loan Notes) of any outstanding Loan Notes in full; or (ii) expiry of the obligation of the Subscriber to subscribe for any Loan Notes pursuant to paragraph 3 above, the Borrower:

      (a) agrees to take all such action within its power and control to procure that the Subscriber's nominee (from time to time) shall be appointed and remain appointed as managing director of the Company;

      (b) shall require the agreement of the Subscriber before materially amending the Business Plan or budgets of the Company or adopting a business plan to extend or replace the Business Plan, in which case no such amendment, extension or replacement shall be made or adopted in a form which has not been agreed by the Subscriber; and

      (c) agrees to give the Subscriber: (i) at least 10 business days notice in writing of any proposed issue of shares by the Company (other than an issue of shares pursuant to the Warrant, an employee share scheme adopted by the Company or Conversion of the Loan Notes (as defined in the Loan Notes)); and (ii) at least 5 business days notice in writing of any proposed issue of shares by the Company to anyone other than the Subscriber pursuant to the Warrant or Conversion of the Loan Notes, in each case such notice to identify the proposed allottee, the number of shares proposed to be issued and the issue price per share.

8.    ASSIGNMENT AND TRANSFER BY THE SUBSCRIBER

8.1 The Subscriber may at any time assign, transfer or novate any or all of its rights and/or obligations under the Loan Documents, or any of them, to any third party (a "THIRD PARTY").

8.2 A transfer of obligations will be effective only if the obligations are novated in accordance with sub-paragraph 8.4 below.

8.3 The Borrower hereby consents to any such novation and transfer of obligations to a Third Party.

8.4   A novation shall be effected upon:

      (a) the Subscriber and the Third Party delivering to the Borrower a duly completed deed of novation, in substantially the form of Schedule 5 but subject to such variation as the Subscriber and the Third Party consider desirable in the context, executed by the Subscriber and the Third Party (the "DEED OF NOVATION"); and

      (b) the Borrower executing the Deed of Novation (which the Borrower shall promptly do).

8.5 For the purpose of effecting a novation as aforesaid, the Borrower hereby irrevocably appoints the Subscriber to be its attorney to execute, sign and deliver any Deed of Novation on its behalf.

8.6 Other than as provided in paragraph 8.1 of this Letter, neither the Subscriber, the Borrower nor any Third Party may assign, transfer or novate any or all of its rights and/or obligations under this Letter or any of the Loan Documents.

9.    NOTICES


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

9.1 Any notice or demand given or made in connection with this letter shall be sent to the representative of the Subscriber and to the Borrower respectively in accordance with the details given in Schedule 7 hereto or such other address as the relevant party may from time to time notify to the other. Notices shall be in writing and either delivered by hand (including by courier) or by fax. A communication shall be deemed to have been served: (i) if delivered by hand at the address referred to in
      Schedule 7, at the time of delivery; and (ii) if sent by facsimile to the number referred to in Schedule 7, at the time of completion of successful transmission by the sender.

9.2 If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a business day) in the time zone of the territory of the recipient under the preceding provisions of this paragraph, it shall be deemed to have been delivered at the next opening of such business hours in the territory of the recipient.

9.3 In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the facsimile was despatched and a confirmatory transmission report received.

10.   COUNTERPARTS

      This letter may be executed by the different parties hereto in separate counterparts (including facsimile copies), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

11.   THIRD PARTY RIGHTS

      With the exception of any Third Party, a person who is not a party to this Letter shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms. This provision shall not affect any right or remedy of any third party which exists or is available otherwise than by reason of that Act and shall prevail over any other provision of this Letter which is inconsistent with it.

12.   DISCLOSURE

      The parties agree that the terms of this letter and related documents may be disclosed by the Subscriber to any potential Third Party or to potential investors in or lenders to the Company and, with the prior written consent of the Subscriber, by the Borrower to potential investors in or lenders to the Company but not otherwise by the Subscriber or the Borrower, unless so required by law or the rules of any relevant regulatory authority.

13.   COSTS

      The Borrower and the Subscriber shall bear their own costs in connection with the preparation and entering into of the Loan Documents.

14.   FURTHER ASSURANCE

      Each party to this Letter shall execute such further documents and perform and do such further acts and things following its execution as the other party may reasonably request in writing in order to carry the provisions of this Letter into full effect. The Borrower and the Subscriber shall bear their own costs and expenses in carrying out any such request.

15.   ENTIRE AGREEMENT

      This Letter and the documents referred to herein set out the entire agreement and understanding between the parties relating to the subject matter hereof and to the extent that any other agreement or arrangement between the parties conflicts with the provision of this Letter, the provisions of this Letter shall prevail.

16.   GOVERNING LAW AND JURISDICTION

      This letter and the rights and obligations of the parties under it shall be governed by and construed in accordance with the laws of England and the parties hereto submit to the exclusive jurisdiction of the English Courts.

Please confirm your acceptance of the foregoing terms and conditions by signing and returning to us the duplicate of this letter. In consideration of you signing and returning the duplicate of this letter the Subscriber will subscribe for Loan Notes upon the terms set out in this Letter.

EXECUTED AND DELIVERED by the parties hereto or by their duly authorised representatives as a deed the day and year first before written

EXECUTED as a DEED by               )
SATYAM INFOWAY LIMITED              )
acting by:                          )


....................................
Authorised Signatory
Name:
Title:

....................................
Authorised Signatory
Name:
Title:



EXECUTED as a DEED by               )
CRICINFO LIMITED                    )
acting by:                          )


....................................
Director

....................................
Director/Secretary

                                   SCHEDULE 1

                              Loan Note Instrument

           DATED_____________________________________________May 2002



                                CRICINFO LIMITED



                      -------------------------------------
                         AMENDED AND RESTATED INSTRUMENT

                      Constituting Pound Sterling1,600,000
                      Unsecured Convertible Loan Notes 2004

                      -------------------------------------

THIS INSTRUMENT is entered into the ____ day of May 2002 by CricInfo Limited a company registered in England under number 3215055 and whose registered office is at Hartham Park, Corsham, Wiltshire SN13 0RP (the "COMPANY") for the purposes of constituting the Loan Notes, as defined in the conditions in the form set out in the Second Schedule hereto (the "CONDITIONS"), and created pursuant to Resolutions of its Board of Directors (being duly empowered and authorised by the Memorandum and Articles of Association of the Company) passed on 7 September 2001 and __ May 2002.

Without prejudice to the rights of Loan Noteholders (as defined in the Conditions) under existing issued Loan Notes, this instrument amends and replaces the Instrument entered into by the Company and dated 5 October 2001.

NOW THIS INSTRUMENT WITNESSETH and the Company HEREBY DECLARES AS FOLLOWS:-

1. The aggregate principal amount of the Loan Notes is limited to a maximum nominal aggregate amount of Pound Sterling1,600,000, being the maximum sum available to the Company from Satyam Infoway Limited or any third party entitled to subscribe (the "SUBSCRIBER") in accordance with the terms and conditions of a subscription letter dated the date of this Instrument (the "LETTER").

2. The Loan Notes shall be designated Unsecured Convertible Loan Notes 2004 of the Company and shall rank as unsecured obligations of the Company.

3. The certificates for the Loan Notes (the "CERTIFICATES") shall be issued to the Subscriber in accordance with the terms of the Letter upon drawdown of their respective amounts made available pursuant to the Letter and in the form or substantially in the form set out in the First Schedule hereto and each Certificate shall have endorsed thereon or attached thereto the Conditions.

4. The Company shall execute every Certificate as a deed. The Company hereby covenants with each Loan Noteholder that it shall comply with the terms of this Instrument, the Certificates and the Letter and shall perform and observe the Conditions endorsed on the Certificates and the Loan Notes shall be held subject to the Conditions, all of which Conditions shall be deemed to be incorporated in this Instrument and shall be binding on the Company and the Loan Noteholders (as defined in the Conditions) and all persons claiming through or under them respectively. In particular the Company shall in all respects comply with the provisions as to redemption and repayment of the Loan Notes and payment of interest thereon. Words and expressions defined in and the provisions as to interpretation set out in the Conditions shall apply for the purposes of this Instrument.

5. The provisions of the Second Schedule relating to the giving of Notices shall also apply for the purposes of any notices to be given under or pursuant to this Instrument.

6. Any reference to this Instrument means this Instrument and all its schedules (including the conditions in the form set out in the Second Schedule hereto) as from time to time modified in accordance with the provisions herein contained.

7. This Instrument shall be governed by and construed in accordance with English Law and the Company hereby irrevocably submits to the exclusive jurisdiction of the English Courts for all purposes in connection therewith.

IN WITNESS whereof this Instrument has been duly executed by the Company on the day and year first above written

EXECUTED as a Deed and DELIVERED    )
by CRICINFO LIMITED                 )
acting by:                          )


                                         Director ..............................

                                         Director/Secretary ....................

                               THE FIRST SCHEDULE

                                   CERTIFICATE

                               No ...............

             Nominal amount of Unsecured Convertible Loan Notes 2004 in a maximum aggregate amount of Pound Sterling1,600,000 (the "LOAN NOTES")

                                CRICINFO LIMITED
              (Incorporated in England & Wales with number 3215055)
                                 (the "COMPANY")


                          -----------------------------



                created and issued pursuant to the Memorandum and
                   Articles of Association of the Company and resolutions of the Directors of the Company passed on 7 September 2001 and __ May 2002



THIS IS TO CERTIFY that:

Name: ............................................

Address: ........................................

         .........................................

         .........................................

is/are the registered holder(s) of Pound Sterling __ of the Loan Notes, which Loan Notes are constituted by an amended and restated instrument dated __ May 2002 entered into by the Company and is issued with the benefit of and subject to the provisions contained therein and in the Conditions set out in the Second Schedule thereto which are endorsed hereon or attached hereto (the "INSTRUMENT").

The Company covenants duly to perform and observe the obligations imposed on it in the Instrument.

Words and expressions defined in the Instrument shall bear the same meaning on this certificate.

The Loan Notes and the Instrument are governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF this certificate has been executed as a Deed this __ day of __ 200_ by the Company pursuant to the terms of the Instrument.

EXECUTED as a Deed and DELIVERED    )
by CRICINFO LIMITED                 )
acting by:                          )




                                        Director ...............................

                                        Director/Secretary .....................

                               THE SECOND SCHEDULE

                                   CONDITIONS

1.    RANKING AND DEFINITIONS

1.1 The Loan Notes to be issued by the Company are limited in maximum nominal amount to Pound Sterling1,600,000. Each of the Loan Notes rank pari passu without any discrimination or preference.

1.2 In these Conditions and in the Instrument (as hereinafter defined) unless the context otherwise specifically provides the following expressions shall have the following meanings:-

      "Business Day"          any day (other than a Saturday) on which banks are
                              open for business in the City of London;

      "Company"               CricInfo Limited;

      "Conversion"            the conversion of some or all of a Loan
                              Noteholder's Loan Notes into New Shares pursuant to Condition 4;

      "Letter" the amended and restated subscription letter signed on behalf of Satyam Infoway Limited ("SATYAM") and the Company dated __ May 2002;

      "Instrument"            the amended and restated instrument of the Company
                              constituting the Loan Notes and dated __ May 2002;

      "Issue Price"           the amount per New Share equal to the product of
                              dividing V by S, where:

                              (i) "V" shall equal Pound Sterling320,000, or such other amount as determined in accordance with paragraph 6.2 of the Letter; and

                              (ii) "S" shall be the number of shares in the Company's equity share capital (as defined in S.744 Companies Act 1985) then in issue or over which the Company has granted any option or other right or interest (save for options granted pursuant to any employee share option scheme adopted by the Company or shares issued upon Conversion),

                              PROVIDED THAT (a) notwithstanding the Company's arrangements for the issue of shares to PCB or to TNQ pursuant to the PCB Agreement and the TNQ Agreement respectively (as such terms are defined in the Warrant) only such number of shares actually issued by the Company to PCB and/or TNQ pursuant to or in connection with the PCB Agreement and/or the TNQ Agreement shall be taken into account when determining the value of "S"; and (b) the Issue Price shall be deemed to be Pound Sterling0.001 to the extent that the above calculation would, save for this proviso, result in an Issue Price of less than that amount.

      "Loan Noteholder(s)"    the person(s) for the time being entered in the
                              Register which the Company under these Conditions is required to maintain as holders of the Loan
                              Notes;

      "Loan Notes"            the Unsecured Convertible Loan Notes 2004 or, as
                              the case may require, any part thereof for the time being issued and outstanding;

      "New Shares"            new ordinary shares of Pound Sterling0.001 each in
                              the capital of the Company;

      "Security Interest"     means, in any jurisdiction, any mortgage, pledge,
                              lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security; and

      "Warrant"               the warrant issued by the Company to Satyam and
                              dated __ May 2002.

2.    REDEMPTION AND THE PAYMENT OF PRINCIPAL AND INTEREST

2.1 Subject as otherwise provided in these Conditions, the Company shall redeem the Loan Notes in full at par together with any interest outstanding on 5 October 2004.

2.2 Upon redemption, the Company shall pay to the Loan Noteholder or Loan Noteholders concerned the principal monies on the Loan Notes held by them together with interest accrued thereon but unpaid at the rate referred to in Condition 2.3 up to and including the date of repayment.

2.3 So long as principal moneys shall be outstanding on any Loan Notes the Company shall pay to each of the Loan Noteholders interest on the principal amount of the Loan Notes held by it at the rate of eight per cent per annum. Such interest shall be deemed to accrue on a daily basis and will be calculated on the basis of a 365 day year and is payable every six months on 5 April and 5 October in each year and upon redemption of the Loan Notes.

2.4 In the event the Company fails to redeem the Loan Notes in accordance with Condition 2.1 or convert the Loan Notes when due for conversion in accordance with these Conditions, interest on the principal amount shall be payable at the rate of ten per cent per annum.

2.5 All sums becoming payable by the Company under the Loan Notes shall be made in full without set-off or counterclaim or any deduction or withholding for or on account of any present or future taxes, duties, charges or fees of any kind save as required by law. The Company shall not be obliged to increase its payments to the Loan Noteholders when tax is deducted from any interest.

2.6 Upon the occurrence of any of the following events (each an "EVENT OF DEFAULT") a Loan Noteholder may declare the Loan Notes to be due and payable whereupon the same shall become so due and payable together with any accrued but unpaid interest and any other sums owed by the Company under these Conditions:

      2.6.1 the Company does not pay upon the due date any amount payable by it under these Conditions in the manner in which it is expressed to be payable in these Conditions;

      2.6.2 any action is taken in any jurisdiction for the suspension of payments by, or dissolution, winding-up, termination of existence, liquidation, insolvency administration, or bankruptcy of the Company, or a liquidator, trustee, administrator, receiver, administrative receiver, manager or similar officer is appointed in respect of the Company or in respect of any part of its respective assets;

      2.6.3 the Company is or is deemed unable or admits in writing its inability to pay its debts as they fall due (provided always that the issue by the Company of a Drawdown

             Notice shall not constitute such deemed or admitted inability) or any distress, execution, attachment or other process affects any assets of the Company;

      2.6.4 any material legal or regulatory authorisation, approval, consent, licence, exemption, filing registration or notarisation or other legal or regulatory requirement necessary to enable the Company to comply with its obligations under these Conditions, or the Letter is modified, revoked or withheld or does not remain or proves not to have been in full force and effect;

      2.6.5 the Company fails to comply and remains in non-compliance with any other provision of these Conditions, the Instrument or the Letter in any material respect;

      2.6.6 at any time it is unlawful for the Company to perform any of its obligations under these Conditions, the Instrument or the Letter; or

      2.6.7 any material adverse change occurs in the business, financial position or trading prospects of the Company since the date of issue of the relevant Loan Notes which might reasonably have or has a material adverse affect on the Borrower's ability to perform any of its obligations under these conditions, the Instrument or the Letter.

3.    REPAYMENT, PURCHASE AND CANCELLATION

3.1 The Company may not redeem the Loan Notes or any of them in whole or in part except as may be expressly agreed with the relevant Loan Noteholder.

3.2 Any Loan Notes redeemed by the Company shall be cancelled and the Company shall not be entitled to keep the same alive for the purposes of re-issue or to re-issue the same.

3.3 On any partial repayment or partial Conversion the relevant Certificate shall be endorsed by the Company with a Memorandum thereof.

3.4 On or before the due date for redemption by the Company of any Loan Notes, the Loan Noteholder whose Loan Notes are to be redeemed shall be bound to deliver to the Company's registered office a certificate or certificates for the Loan Notes registered in his name and, upon the later of such delivery and the due date for redemption aforesaid, the Company shall pay to such Loan Noteholder the amount payable to him in respect of the redemption.

4.    CONVERSION

4.1 Subject as provided in Condition 4.5 below, a Loan Noteholder shall be entitled at any time on giving five Business Days' written notice to the Company (the "CONVERSION NOTICE"), to convert some or all of the principal amount outstanding under the Loan Noteholder's respective Loan Notes plus accrued but unpaid interest thereon into such number of New Shares calculated by dividing the amount of principal and interest then being converted (the "RELEVANT PRINCIPAL AND INTEREST") by the Issue Price. The Conversion Notice should be signed on behalf of the relevant Loan Noteholder, should state the amount of Relevant Principal and Interest and should be accompanied by the original Certificate.

4.2 As soon as practicable following receipt of a Conversion Notice from a Loan Noteholder (a "CONVERTING LOAN NOTEHOLDER") but in any event within five Business Days of such receipt, the Company shall allot and issue New Shares to the Converting Loan Noteholder in satisfaction of the Relevant Principal and Interest.

4.3 New Shares allotted on conversion shall be credited as fully paid and shall rank pari passu and form one class with the ordinary shares of the Company in issue on such date.

4.4 For the purposes of calculating the number of shares arising on conversion of all or part of any Loan Notes, fractional entitlement to New Shares on conversion shall be rounded down to the nearest whole number and any amount representing the fractional entitlement shall be repaid to the Converting Loan Noteholder or, in the event of a partial conversion, shall be added to the then outstanding principal amount of such Converting Loan Noteholder's Loan Notes.

4.5 Save with the prior written consent of Satyam, prior to serving a Conversion Notice any non Satyam Loan Noteholder shall provide Satyam (with a copy to the Company for information) with an executed original of an irrevocable undertaking in substantially the form set out in each of
      Schedule 4A and Schedule 4B of the Letter.

5.    COMPANY COVENANTS

5.1 The Company shall ensure that, at all times whilst any Loan Notes remain outstanding, the Company shall have sufficient authorised but unissued share capital to comply with its obligations hereunder.

5.2 The Company shall not except with the consent of Loan Noteholders holding individually or together more than fifty per cent (50%) in nominal value of all outstanding Loan Notes:

      5.2.1 recommend or declare or pay any dividend or make any distribution of a capital nature or repurchase or redeem any shares or options or warrants for shares;

      5.2.2 create or permit to subsist any Security Interest (as defined in sub-paragraph 6.1(b) of the Letter);

      5.2.3  incur any indebtedness in excess of Pound Sterling100,000;

      5.2.4 incur any capital expenditure on any one item or series of related items in excess of Pound Sterling10,000; or

      5.2.5 sell, transfer, loan or otherwise dispose of all or any of any of its assets, revenues or undertaking other than sales in the ordinary course of trading consistent with the Business Plan (as defined in paragraph 5(a) of the Letter).

5.3 Save to the extent required to comply with the conditions of any Loan Note, the Company shall not, except with the consent of Loan Noteholders holding individually or together more than fifty per cent (50%) in nominal value of all outstanding Loan Notes, increase the amount of its authorised or issued share capital, issue and allot shares, grant any option (save for options granted pursuant to any employee share option scheme adopted by the Company) or other interest (in the form of convertible securities or in any other form) over or in its share capital, redeem or purchase any of its own shares or effect any other reorganisation of its share capital.

6.    THE REGISTER AND CERTIFICATES

6.1 The Company shall at all times keep at its principal office an accurate register of the Loan Noteholders (the "REGISTER"). The Loan Noteholders and any persons entitled to any of the Loan Notes or any of them and any person authorised in writing by any of them shall be at liberty at all reasonable times during office hours to inspect the Register and (upon payment of the cost of copying the same, if appropriate) to take copies thereof and extracts therefrom or any part thereof.

6.2 Every Loan Noteholder shall be entitled free of charge to a certificate for the Loan Notes held by it and, entitled upon surrender of the relevant original certificates or an appropriate indemnity for lost certificate, to sub-divide or consolidate a holding of Loan Notes and be issued free of charge with an appropriate number of certificates in respect thereof.

6.3 If this Certificate is worn out, defaced, lost or destroyed it may be renewed on such terms as to evidence, identity, indemnity and reimbursement of expenses incurred by the Company in investigating or verifying title as the Directors of the Company reasonably require provided that in the case of defacement this Certificate must be surrendered before a new Certificate is issued.

7.    RECOGNITION OF NOTEHOLDERS

7.1 The Company shall recognise the registered Loan Noteholder as the absolute owner of a Loan Note and (except as required by law) shall not be bound to take notice or see to the execution of any trust whether express, implied or constructive to which any Loan Note may be subject and the receipt of the registered holder for the time being of any Loan Note or in the case of joint registered holders the receipt of any of them for any money payable in respect of the Loan Note shall be a good discharge to the Company notwithstanding any notice it may have whether express or otherwise to the right, title or claim of any other person to or in the Loan Note or money. No notice of any trust, express, implied or constructive shall be entered on the Register in respect of any Loan Note.

8.    PROCEDURE FOR PAYMENT

8.1 Any principal interest or other monies repayable or payable hereunder on or in respect of any Loan Notes shall be paid, upon becoming due, to the account of the Loan Noteholder notified to the Company for such purpose.

9.    MODIFICATION OF RIGHTS/MEETINGS OF LOAN NOTEHOLDERS

9.1 Any amendment to the Instrument or these Conditions may only be made by the Company with the sanction of a written resolution of all the Loan Noteholders.

9.2 The Company or Loan Noteholders holding not less than ten per cent. (10%) in nominal value of the Loan Notes for the time being outstanding may at any time convene a meeting of the Loan Noteholders and the provisions of the Company's articles of association with regard to general meetings shall mutatis mutandis apply to any such meeting except that the necessary quorum shall be one Loan Noteholder at least holding or representing by proxy not less than fifty per cent. (50%) in nominal value of the Loan Notes for the time being outstanding.

10.   TRANSFER OF NOTES

10.1 The Loan Notes may be transferred, assigned or pledged as security in whole or in part by the Subscriber (as defined under the Letter).

11.   NOTICES

11.1 Any notice or document (other than any remittance) required or permitted to be given to or served on one party hereto by another party shall be in writing and shall be given or served by delivering or despatching the same by one of the methods set out in the Letter to the addresses set out in the Letter.

13.   CHOICE OF LAW AND SUBMISSION TO JURISDICTION

13.1 The terms and conditions of the Loan Notes shall be governed by and construed in accordance with English law.

13.2 The Company and each Loan Noteholder each irrevocably submit for all purposes of or in connection with the Loan Notes or the certificates therefor to the exclusive jurisdiction of the English Courts.

                                   SCHEDULE 2

                            Form of Board Resolution

                                     PART I

"THAT the amended and restated loan note subscription letter proposed to be entered into between CricInfo Limited and Satyam Infoway Limited [and tabled to the meeting][attached hereto] (including the documents in the Schedules thereto) (the "LETTER") be and is hereby approved and that:

(i) any two directors or any one director and the Secretary be and are hereby authorised to execute and deliver the Letter as a deed on behalf of the Company;

(ii) any two directors or any one director and the Secretary be and are hereby authorised to execute and deliver an instrument as a deed (in substantially the form set out in Schedule 1 to the Letter) constituting the Loan Notes (as defined in the conditions set out in Schedule 1 to the Letter);

(iii) any two directors or any one director and the Secretary be and are hereby authorised to execute and deliver certificates as deeds, from time to time as required by the Letter and the Loan Notes, in substantially the form set out in the First Schedule to Schedule 1 of the Letter; and

(iv) the issue by the Company of New Shares (as defined in the conditions set out in Schedule 1 to the Letter) upon conversion of the Loan Notes or any of them be and is hereby approved for the purpose of Clause 9.1 of the shareholders' agreement (as defined in paragraph 5 of the Letter) and the Company's Articles of Association."

                                     PART II

"THAT pursuant to article 18 of the Company's articles of association, T. Santhanakrishnan and G. Zacharias and/or any other SIL Director appointed from time to time (two of whom shall be required for a quorum) be appointed a committee of the board of directors to solicit, in compliance with all applicable law and regulation, investors or lenders to invest in or lend money to the Company and to do all such things and execute and approve all such documents as may be necessary to implement and complete any such investment or loan on such terms and subject to such conditions as the committee shall think fit and to carry such transaction(s) into full force and such committee shall remain in existence, and shall be entitled to exercise such power, only during the period from the date of this resolution until such time as Satyam Infoway Limited (together with any of its subsidiary or holding companies) holds in excess of 75% of the total issued equity share capital of the Company. In respect of the proceedings of the committee constituted hereunder, the following provisions shall apply:

(i) any actions taken by the committee shall not result in a breach of any provision of the Loan Documents (as defined in paragraph 2.1 of the letter) or the Shareholders Agreement;

(ii) any actions proposed to be taken by the committee which are material to the Company will be referred back to the full Board for its prior authorisation; and

(iii) the committee shall provide regular reports to the full Board of all things done or contemplated to be done by it."

                                   SCHEDULE 3

                               [schedule deleted]

                                   SCHEDULE 4A

                         Form of Irrevocable Undertaking


Satyam Infoway Limited
2nd Floor
Tidel Park
Taramani
Chennai 600 113
India

                                                                          [date]
Dear Sirs

IRREVOCABLE UNDERTAKING

I refer to the loan note subscription letter between Cricinfo Limited (the "Company") and Satyam Infoway Limited (the "Subscriber") dated 5 October, 2001 (the "LETTER"). Save where the contrary is expressed to be the case, terms and expressions used in this letter which are defined in the Letter shall have the same meaning herein as therein.

The Letter contemplates, inter alia, the appointment of the Subscriber's nominee to the office of managing director of the Company until the later to occur of
(i) redemption or Conversion of all of the outstanding Loan Notes in full; or
(ii) expiry of the obligation of the Subscriber to subscribe for any Loan Notes pursuant to paragraph 3 of the Letter (paragraph 7(a) of the Letter refers) (the "APPOINTMENT").

In order to facilitate the Appointment and until such time as the Subscriber shall no longer be entitled under the terms of the Letter to make the Appointment, I hereby warrant to and irrevocably undertake to you that:-

1. I am the beneficial owner of _____ ordinary shares of Pound Sterling0.001p each in the capital of the Company (the "SHARES") free from all encumbrances and third party rights;

2.    Save to the extent that to do so would constitute a deemed transfer under
      Article 8.2 of the Company's articles of association, I will exercise all of the voting rights attaching to the Shares in voting in favour of any resolution proposed to make or facilitate the making of the Appointment; and

3. I will not dispose of any interest (including a security interest) in any of the Shares without first procuring the assignee, transferee or third party encumbrancer (i) to enter into an undertaking with you in like form to this Undertaking in respect of the interest disposed of and (ii) to deliver the same to you.

      The restrictions in this paragraph 3 shall not apply:

      (a) on the admission to listing of shares in the Company or in a holding company on the Official List of the UKLA (and the admission of such shares to trading on the London Stock Exchange) or other internationally recognised securities exchange;

      (b) to the sale or other transfer of shares in the Company pursuant to an acceptance of any general offer made by any third party for the share capital of the Company (other than any share capital owned by the offeror or any person acting in concert with the offeror);

      (c) to a compromise or arrangement under Section 425 of the Companies Act 1985 providing for the acquisition of fifty per cent. or more of the equity share capital of the Company;

      (d) to an offer by the Company to purchase shares in the capital of the Company which is made in identical terms to all holders of shares; or

      (e) to any disposal in connection with any sale or arrangement pursuant to Section 110 of the Insolvency Act 1986 and, for the purposes of this paragraph 3, "holding company" shall mean a company holding shares representing at least 75 per cent of the issued share capital of the Company on a fully diluted basis.

This Undertaking shall be governed by English law.


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EXECUTED and DELIVERED as a deed by         |  )
[              ]                            |  )
in the presence of:-                        |  )
                                            |
Signature of Witness:                       |
                                            |
Name of Witness:                            |
                                            |
Address of Witness:                         |
                                            |
Occupation of Witness:                      |
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                                       25

                                   SCHEDULE 4B

                         Form of Irrevocable Undertaking


Satyam Infoway Limited
2nd Floor
Tidel Park
Taramani
Chennai 600 113
India

                                                                          [date]
Dear Sirs

IRREVOCABLE UNDERTAKING

I refer to the loan note subscription letter between Cricinfo Limited (the "Company") and Satyam Infoway Limited (the "Subscriber") dated 5 October, 2001 (the "LETTER"). Save where the contrary is expressed to be the case, terms and expressions used in this letter which are defined in the Letter shall have the same meaning herein as therein.

Resolution (v) in Schedule 2 to the Letter contemplates, inter alia, the delegation to a committee of the board (the "COMMITTEE") comprising each of the SIL Directors (from time to time appointed) of the board's power to solicit investors or lenders to invest in or lend money to the Company on terms which the committee shall think fit.

In order to facilitate such delegation and for such time as any such delegation shall be capable of being made, I hereby warrant to and irrevocably undertake to you that:-

1. I am the beneficial owner of _____ ordinary shares of Pound Sterling0.001p each in the capital of the Company (the "SHARES") free from all encumbrances and third party rights;

2.    Save to the extent that to do so would constitute a deemed transfer under
      Article 8.2 of the Company's articles of association, I will exercise all of the voting rights attaching to the Shares in voting in favour of an issue of the Company's shares to investors on terms considered by the Committee to be in the best interests of the Company and to use all reasonable endeavours to facilitate any such issue; and

3. I will not dispose of any interest (including a security interest) in any of the Shares without first procuring the assignee, transferee or third party encumbrancer (i) to enter into an undertaking with you in like form to this Undertaking in respect of the interest disposed of and (ii) to deliver the same to you.

      The restrictions in this paragraph 3 shall not apply:

      (a) on the admission to listing of shares in the Company or in a holding company on the Official List of the UKLA (and the admission of such shares to trading on the London Stock Exchange) or other internationally recognised securities exchange;

      (b) to the sale or other transfer of shares in the Company pursuant to an acceptance of any general offer made by any third party for the share capital of the Company (other than any share capital owned by the offeror or any person acting in concert with the offeror);

      (c) to a compromise or arrangement under Section 425 of the Companies Act 1985 providing for the acquisition of fifty per cent. or more of the equity share capital of the Company;

      (d) to an offer by the Company to purchase shares in the capital of the Company which is made in identical terms to all holders of shares; or

      (e) to any disposal in connection with any sale or arrangement pursuant to Section 110 of the Insolvency Act 1986 and, for the purposes of this paragraph 3, "holding company" shall mean a company holding shares representing at least 75 per cent of the issued share capital of the Company on a fully diluted basis.

This Undertaking shall be governed by English law.

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EXECUTED and DELIVERED as a deed by         |  )
[              ]                            |  )
in the presence of:-                        |  )
                                            |
Signature of Witness:                       |
                                            |
Name of Witness:                            |
                                            |
Address of Witness:                         |
                                            |
Occupation of Witness:                      |
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                                       27

                                   SCHEDULE 5

                            Form of Deed of Novation

                          DATED                    200_

                                CRICINFO LIMITED

                                       and

                             SATYAM INFOWAY LIMITED

                                       and

                              [NAME OF THIRD PARTY]


                                DEED OF NOVATION

THIS DEED is made on                                     200_

BETWEEN:

(1) CRICINFO LIMITED a company registered in England under Number 3215055 whose registered office is at Hartham Park, Corsham, Wiltshire SN13 0RP ("BORROWER");

(2) SATYAM INFOWAY LIMITED whose registered office is at 2nd Floor, Tidel Park Taramani, Chennai 600 113, India ("SUBSCRIBER"); and

(3)     [NAME OF THIRD PARTY] [of] [a company registered in England under Number
        [       ] whose registered office is at] [            ] ("THIRD PARTY").

WHEREAS:

(A) This Deed is supplemental to an amended and restated loan note subscription agreement made between (1) Borrower and (2) Subscriber and dated __ May 2002 (the "AGREEMENT").

(B) The parties hereto have agreed to novate [all][part of] the Agreement so that [to the extent specified in this Deed] Third Party replaces Subscriber as a party thereto and the benefit and burden thereof shall be deemed to be vested in Third Party in place of Subscriber.

IT IS AGREED as follows:-

1. Save where the contrary is expressed to be the case, terms and expressions used in this Deed which are defined in the Agreement shall have the same meaning herein as therein.

2. The [Agreement is][rights and obligations of Subscriber under the Agreement with respect only to [specify rights and obligations to be transferred] are] hereby novated by the substitution of Third Party for Subscriber as a party to the Agreement [to the extent required].

3. Notwithstanding any provision to the contrary contained in the Agreement, Borrower and the Subscriber hereby confirm their consent and agreement to the novation effected by Clause 2 above.

4. Third Party undertakes, and shall be deemed to have so undertaken with effect from the date hereof, to observe and perform [all the terms and conditions of the Agreement][specify relevant terms and conditions to be transferred] as if Third Party had been a party thereto and named therein instead of Subscriber but Third Party shall not be liable for any antecedent breach of the Agreement.

5. Borrower hereby releases and discharges Subscriber with effect from the date hereof from all claims, demands, duties, obligations, responsibilities and liabilities whatsoever in respect of [all the terms and conditions of the Agreement][specify relevant terms and conditions to be transferred] provided that any such release shall not affect the rights of the Borrower in respect of any antecedent breach of the Agreement.

6. Borrower hereby undertakes, and shall be deemed to have undertaken with effect from the date hereof, to observe and perform [all the terms and conditions of the Agreement][specify relevant terms and conditions to be transferred] as if Third Party were a party thereto and named therein instead of Subscriber.

7.      Subscriber will not be responsible to Third Party for:

        (a) the execution, genuineness, validity, enforceability or sufficiency of any of the Loan Documents or any other document;

        (b) the collectability of amounts payable under the Agreement or the Loan Notes or the financial condition of or the performance of its obligations under the Loan Documents by the Borrower; or

        (c) the accuracy of any statements or information (whether written or oral) made in or in connection with or supplied in connection with any Loan Documents or in connection with a transfer of obligations.

8.      Third Party confirms to Subscriber that it:

        (a) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower in connection with its participation in the subscription contemplated by this Deed and has not relied exclusively on any information provided to it by the Subscriber or Subscriber's affiliates or advisors in connection with any of the Loan Documents or in connection with this transfer of obligations; and

        (b) will continue to make its own independent appraisal of the creditworthiness of the Borrower while any amount is or may be outstanding under the Agreement or any Loan Notes.

9. Nothing in this Deed or in any of the Loan Documents obliges the Subscriber to:

        (a) accept a re-transfer from Third Party of any of the rights and/or obligations assigned, transferred or novated under this Deed; or

        (b) support any losses incurred by Third Party by reason of the non-performance by the Borrower of its obligations under the Loan Documents or otherwise.

10. [Nothing in this Deed shall affect the [obligations ][specify relevant rights of Subscriber/obligations of Borrower not being transferred]of the Borrower to the Subscriber under the Agreement or any of the Loan Documents (including under any Loan Notes held by the Subscriber at the date hereof or at any time in the future) which obligations shall remain in full force and effect.]

11. The Agreement, as amended by this Deed, shall remain in full force and effect.

12. The parties hereto shall execute and do and/or procure the execution and doing of all such further deeds, documents and acts as may be necessary to carry the provisions of this Deed into full force and effect.

13. This Deed shall be governed by and construed in accordance with English law.


EXECUTED as a deed in three originals the day and year first before written.

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EXECUTED AND DELIVERED as a DEED                   |  )    Director
by CRICINFO LIMITED acting by:                     |  )
                                                   |  )
                                                   |  )    Director/Secretary


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
EXECUTED AND DELIVERED as a DEED                   |  )    Authorised Signatory
by SATYAM INFOWAY LIMITED and signed               |  )
by two duly authorised signatories on its behalf   |  )    Authorised Signatory


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
EXECUTED AND DELIVERED as a DEED                   |  )    Director
by [NAME OF THIRD PARTY ] acting by:               |  )
                                                   |  )    Director/Secretary

--------------------------------------------------------------------------------

                                   SCHEDULE 6

                                     Warrant

                DATED___________________________________May 2002



                                CRICINFO LIMITED

                                       and

                             SATYAM INFOWAY LIMITED

                      -------------------------------------

                          AMENDED AND RESTATED WARRANT
                         for the subscription of shares
                                       of
                                CRICINFO LIMITED
                      -------------------------------------

                                     WARRANT

THIS DEED is made on                  200_

BETWEEN:

(1) CRICINFO LIMITED a company registered in England under Number 3215055 whose registered office is at Hartham Park, Corsham, Wiltshire SN13 0RP (the "COMPANY"); and

(2) SATYAM INFOWAY LIMITED whose registered office is at 2nd Floor, Tidel Park Taramani, Chennai 600 113, India (the "WARRANTHOLDER").


IT IS AGREED as follows:-

1.    INTERPRETATION

1.1   In this Warrant, unless the context otherwise requires:

      "Conversion"                    the conversion of some or all of a Loan
                                      Noteholder's Loan Notes into New Shares
                                      pursuant to Condition 4 of the Loan Note
                                      Conditions, with "Loan Noteholder" and
                                      "New Shares" having the meanings ascribed thereto in the Loan Notes;

      "Existing Shares"               such number of Shares held by the
                                      Warrantholder at the Subscription Date
                                      (whether acquired pursuant to Conversion or otherwise);

      "Letter" the amended and restated subscription letter signed on behalf of the Warrantholder and the Company dated __ May 2002;

      "Loan Notes"                    the Unsecured Convertible Loan Notes 2004
                                      or, as the case may require, any part
                                      thereof for the time being issued and
                                      outstanding;

      "Loan Note Conditions"          the Conditions attached to the Loan Notes;

      "New Shares"                    new ordinary shares of Pound
                                      Sterling0.001 each in the capital of the Company;

      "Option Shares"                 such number of New Shares which, when
                                      aggregated with the Existing Shares,
                                      shall, following any issue of PCB Shares or TNQ Shares, represent the same proportion of the Company's issued equity share capital (as defined in S.744
                                      Companies Act 1985) as the Existing Shares represented immediately prior to such issue;

      "PCB" the Pakistan Cricket Board, its assigns or successors in title and any transferee of PCB's rights and obligations under the PCB Agreement;

      "PCB Agreement"                 the internet rights acquisition agreement
                                      between the Company and PCB dated 5
                                      February 2001 and any amendment,
                                      variation, replacement or supplement
                                      thereto from time to time;

      "PCB Shares"                    any Shares issued by the Company to PCB
                                      pursuant to or in connection with the PCB
                                      Agreement;

      "Shares" the ordinary shares of Pound Sterling0.001 each in the capital of the Company;

      "Subscription Date"             any date upon which the Company proposes
                                      to issue Shares to: (i) PCB pursuant to or in connection with the PCB Agreement; or
                                      (ii) TNQ pursuant to or in connection with the TNQ Agreement;

      "Subscription Price"            Pound Sterling0.001 per New Share;

      "TNQ" TNQ Sponsorship (India)(Pvt.) Ltd, its assigns or successors in title and any transferee of TNQ's rights and obligations under the TNQ Agreement;

      "TNQ Agreement"                 the agreement between TNQ and the Company
                                      dated 20 February 2001;

      "TNQ Shares"                    any Shares issued by the Company to TNQ
                                      pursuant to or in connection with the TNQ
                                      Agreement;

      "Warrant"                       the option granted under Clause 2 below.

1.2 The clause headings in this Warrant are for convenience only and are of no legal effect.

1.3 In the event of a sub-division or consolidation of the Company's share capital following the date of this Warrant, the number of Shares referred to in the definitions of "Option Shares" and "Subscription Date" and the definition of "Shares" shall be adjusted accordingly.

1.4 For the avoidance of doubt Company and the Warrantholder hereby confirm to each other that the Warrant shall be capable of exercise on multiple occasions.

2.    GRANT OF THE WARRANT

2.1 In consideration of the Warrantholder agreeing to subscribe for Loan Notes on the terms and conditions set out in the Letter, the Company hereby grants to the Warrantholder an option to subscribe at the Subscription Price for the Option Shares on each Subscription Date.

3.    EXERCISE OF THE WARRANT

3.1   The Warrant shall be automatically exercised on each Subscription Date.

3.2 Completion of the exercise of the Warrant shall take place on each Subscription Date immediately prior to the allotment and issue of the Shares proposed to be issued to PCB and/or TNQ. On completion, the Company shall: (i) duly allot and issue the Option Shares to the Warrantholder and/or at the Warrantholder's direction to its nominees or to any Third Party (as defined in the Letter) to whom the Warrantholder may have assigned or transferred any Loan Notes or rights and/or obligations under the Loan Documents (as defined in the Letter) or any of them (together the "ALLOTTEES"); (ii) enter the Allottees in the register of members of the Company; and (iii) deliver definitive share certificates therefor to such Allottees.

3.3 The Warrantholder hereby undertakes to the Company to pay the Subscription Price in full within 5 business days following the relevant Subscription Date (such payment to be made to the Company's account with Barclays Bank, 33-35 High Street, Grantham, Lincolnshire NG31 6PH England, A/C No. 20980994, Sort Code 20-34-60 or in such other manner as may be agreed between the Company and the Warrantholder).

4.    UNDERTAKINGS OF THE COMPANY

4.1 The Company hereby undertakes that, until the Warrant has been exercised in full, the Company will have sufficient amount of authorised but unissued share capital to cover any exercise of the Warrant and that the Company will at all times be duly authorised to allot the Option Shares pursuant to exercise of the Warrant without any pre-emption rights applying and will have all requisite shareholder or other authorities necessary to enable the Company to discharge its obligations under this Warrant.

5.    RANKING OF THE OPTION SHARES

5.1 Option Shares issued pursuant to exercise of the Warrant shall rank pari passu and form one class with the ordinary shares of Pound Sterling0.001 each in the capital of the Company in issue on the Subscription Date.

6.    TRANSFER OF THE WARRANT

6.1 The Warrant may be transferred, assigned or pledged as security in whole or in part by the Subscriber (as defined under the Letter).

7.    NOTICES

7.1 Any notice or document (other than any remittance) required or permitted to be given to or served on one party hereto by another party shall be in writing and shall be given or served by delivering or despatching the same by one of the methods set out in the Letter to the addresses set out in the Letter.

8.    TERM

8.1 This Warrant shall be exercisable on more than one occasion, shall remain capable of exercise notwithstanding termination or redemption of any of the other Loan Documents (as defined in the Letter) and shall only be terminable with the prior written agreement of the Company and the Warrantholder.

9.    CHOICE OF LAW AND SUBMISSION TO JURISDICTION

9.1 The terms and conditions of the Warrant shall be governed by and construed in accordance with English law.

9.2 The Company and the Warrantholder each irrevocably submit for all purposes of or in connection with the Warrant or the certificates therefor to the exclusive jurisdiction of the English Courts.


EXECUTED as a deed in three originals the day and year first before written.

--------------------------------------------------------------------------------
EXECUTED AND DELIVERED as a DEED                  |  )    Director
by CRICINFO LIMITED acting by:                    |  )    Director/Secretary


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXECUTED AND DELIVERED as a DEED                   |  )    Authorised Signatory
by SATYAM INFOWAY LIMITED and signed               |  )
by two duly authorised singatories on its behalf   |  )    Authorised Signatory


--------------------------------------------------------------------------------

                                   SCHEDULE 7

                         Notice Details of the Borrower


Name:             CRICINFO LIMITED

Address:          CricInfo Limited

                  Hartham Park

                  Corsham

                  Wiltshire SN13 0RP

Fax:              00 (44) 1249 700725

Attention:        Mr Peter Griffiths

                        Notice Details of the Subscriber

Name:             SATYAM INFOWAY LIMITED

Address:          2nd Floor, Tidel Park Taramani, Chennai
                  600 113, India
Fax:              +91 44 254 0851

Attention:        T R Santhanakrishnan